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                                EX-99.B11(a)


           Consent of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel
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                                                               December 28, 1995



The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219


Re:  The Victory Portfolios
     File No. 33-8982
     Post-Effective Amendment to
     Registration Statement on Form N-1A

Gentlemen:

           We hereby consent to the reference of our firm as counsel in the Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A.

           This Post-Effective Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933.

                                Very truly yours,

                                /s/ Kramer, Levin, Naftalis, Nessen,
                                Kamin & Frankel